                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           iSTAR FINANCIAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              ISTAR FINANCIAL INC.
                          1114 Avenue of the Americas
                                   27th Floor
                            New York, New York 10036

                                 April 16, 2001

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of iStar Financial Inc., a Maryland corporation, to be held at The Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, 10019 on May 17, 2001 at 9:00 a.m. local time.

    At the annual meeting, the holders of iStar Financial's common stock and the holders of iStar Financial's Series B, C and D preferred stock will be asked to:
(1) elect eight directors to the Board of Directors; and (2) consider and vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as iStar Financial's independent public accountants for the year ending December 31, 2001.

    Details of the proposals to be voted on at the annual meeting and other important matters are contained in the attached Proxy Statement, which you are encouraged to read carefully.

    YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE ELECTION OF THE EIGHT NOMINEES AS DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS iSTAR FINANCIAL'S INDEPENDENT PUBLIC ACCOUNTANTS ARE IN THE BEST INTERESTS OF BOTH iSTAR FINANCIAL AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THESE PROPOSALS.

    All shareholders are cordially invited to attend the annual meeting in person. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

                                          Sincerely,

                                          [LOGO]

                                          Jay Sugarman
                                          Chairman of the Board, Chief
                                          Executive Officer and President

                              ISTAR FINANCIAL INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of iStar Financial Inc., a Maryland corporation ("iStar Financial" or the "Company"), will be held at The Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York 10019 on May 17, 2001 at 9:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:

    1. To elect to the Board of Directors eight members to hold office until the annual meeting of shareholders held in 2003. The nominees to the Board of Directors are the following: Jay Sugarman, Spencer B. Haber, H. Cabot Lodge III, Willis Andersen, Jr., William M. Matthes, John G. McDonald, Stephen B. Oresman and Barry S. Sternlicht.

    2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

    3. To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

    The Board of Directors has fixed April 3, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Holders of record of the Company's common stock or its 9.375% Series B Cumulative Redeemable Preferred Stock, 9.20% Series C Cumulative Redeemable Preferred Stock, or 8.00% Series D Cumulative Redeemable Preferred Stock at the close of business on that day will be entitled to vote at the annual meeting.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Geoffrey Dugan
                                          Assistant Secretary of the Company
                                          New York, New York
                                          April 16, 2001

--------------------------------------------------------------------------------

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.
--------------------------------------------------------------------------------

                              ISTAR FINANCIAL INC.
                          1114 AVENUE OF THE AMERICAS
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10036

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2001

    This proxy statement is being sent to holders of iStar Financial's common stock and holders of iStar Financial's Series B, C and D preferred stock on or about April 16, 2001 in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Company's 2001 Annual Meeting of Shareholders to be held at The Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, 10019 on May 17, 2001 at 9:00 a.m. local time, or at any postponement or adjournment of the meeting.

    This proxy statement is accompanied by a copy of the Company's Annual Report to Shareholders for the year ended December 31, 2000.

GENERAL INFORMATION

    Only holders of record of the Company's common stock, par value $0.001 per share, and holders of record of iStar Financial's Series B, C and D preferred stock, each with a par value of $0.001 per share, at the close of business on April 3, 2001 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment thereof. On the record date, there were 85,925,326 issued and outstanding shares of common stock, 2,000,000 issued and outstanding shares of Series B preferred stock, 1,300,000 issued and outstanding shares of Series C preferred stock and 4,000,000 issued and outstanding shares of Series D preferred stock. The presence, either in person or by proxy, of the holders of a majority of the outstanding common stock and Series B, C and D preferred stock, considered as a single class, on the record date is necessary to constitute a quorum at the annual meeting.

    Shares of common stock or preferred stock represented by a proxy in the accompanying form, if the proxy is properly executed and is received by the Company prior to voting at the annual meeting, will be voted in the manner specified on the proxy. If no specification is made, the common stock or preferred stock will be voted FOR the proposals and as recommended by the Board of Directors with regard to all other matters in its discretion. Any shareholder of the Company who casts a vote by proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company expressly revoking the proxy, by signing and forwarding to the Company a proxy dated later, or by attending the annual meeting and personally voting the common stock or preferred stock owned of record by the shareholder.

    In voting upon any matter which may come before the annual meeting, each shareholder is entitled to one vote for each share of common stock registered in the shareholder's name on the record date, and 0.25 votes for each share of Series B, C or D preferred stock registered in the shareholder's name on the record date. A plurality vote of the outstanding common stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, all voting as one class, is required for the election of directors. A majority vote of the outstanding common stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, all voting as one class, is required for approval and ratification of each other matter.

    Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company will pay the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without additional remuneration. The Company will also reimburse brokerage firms and other persons representing the beneficial owners of common stock for their reasonable expenses in forwarding proxy solicitation material to such beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, on which the common stock is traded under the symbol "SFI."

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    Pursuant to the Company's Amended and Restated Charter, the Board of Directors consists of two classes, the Class I Directors and the Class II Directors. One class of directors is elected at each annual meeting of shareholders for a term of two years. Eight Class II Directors are to be elected at this annual meeting to hold office until the 2003 annual meeting. The nominees are Jay Sugarman, Spencer B. Haber, H. Cabot Lodge III, Willis Andersen, Jr., William M. Matthes, John G. McDonald, Stephen B. Oresman and Barry S. Sternlicht.

    All of the nominees for director are presently directors who have been nominated for re-election. If a nominee becomes unavailable to serve as a director for any reason, the common stock and preferred stock represented by any proxy will be voted for the person, if any, who may be designated by the Board of Directors to replace that nominee. At this time, the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director if elected.

    The following table sets forth the name, age and the position(s) with the Company (if any) currently held by each person nominated as a director:

NAME                                          AGE      TITLE
------------------------------------------  --------   ----------------------------------------
Jay Sugarman(1)...........................     39      Chairman, Chief Executive Officer and
                                                         President

Spencer B. Haber(1).......................     32      Executive Vice President-- Finance,
                                                       Chief Financial Officer and Director

H. Cabot Lodge III........................     45      Executive Vice President-- Investments
                                                       and Director

Willis Andersen, Jr.(2)...................     69      Director

William M. Matthes(3).....................     41      Director

John G. McDonald(3).......................     63      Director

Stephen B. Oresman(4).....................     68      Director

Barry S. Sternlicht(1)....................     40      Director

--------------------------

(1) Member of Investment Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Member of Nominating and Governance Committee.

    JAY SUGARMAN is Chairman of the Board, Chief Executive Officer and President of iStar Financial. Mr. Sugarman has served as a director of iStar Financial (and its predecessor) since 1996 and Chief Executive Officer since 1997. Under Mr. Sugarman's leadership, iStar Financial has become a leading provider of structured financial solutions to high-end private and corporate owners of real estate in the United States. Previously, Mr. Sugarman was president of Starwood Mezzanine Investors, L.P., a private investment partnership specializing in structured real estate finance. Prior to forming Starwood Mezzanine, Mr. Sugarman managed diversified investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. While in that position, he was jointly responsible for the formation of Starwood Capital Group, L.L.C. and the formation of HBK Investments, one of the nation's largest convertible arbitrage trading operations. He received his undergraduate degree SUMMA CUM LAUDE from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. with high distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing. Mr. Sugarman is a director of WCI Communities, Inc., a residential developer in Florida.

    SPENCER B. HABER is Executive Vice President-- Finance, Chief Financial Officer and a director of iStar Financial. Mr. Haber has served as a director of iStar Financial (and its predecessor) since June 1999 and Chief Financial Officer since 1998. Mr. Haber maintains primary responsibility for all of iStar Financial's capital-raising initiatives, merger and acquisition activities and external communications. Mr. Haber also sits on iStar Financial's Investment Committee and oversees all finance, hedging, treasury and accounting functions. Prior to joining iStar Financial, Mr. Haber was a senior vice president in Lehman Brothers' global real estate group and was responsible for that firm's real estate mergers and acquisitions business. In addition to his M&A role, Mr. Haber maintained primary client coverage responsibilities in raising equity and debt capital for a wide range of public and private companies, participating in more than $10 billion of transactions. Before Lehman Brothers, Mr. Haber was a member of Salomon Brothers' real estate investment banking unit. At Salomon Brothers, Mr. Haber participated in that firm's principal and advisory real estate activities. Prior to Salomon Brothers, Mr. Haber worked for MIG Capital Management, a joint venture of MIG Companies, a domestic real estate pension fund advisor, and Charterhouse Inc., a British merchant bank. Mr. Haber holds a B.S. degree in economics SUMMA CUM LAUDE and an M.B.A. from the Wharton School, where he graduated a Palmer Scholar. He is a member of the National Association of Real Estate Investment Trusts and the Urban Land Institute. Mr. Haber also sits on the board of directors of Capital Thinking Inc., an application services provider to the financial services industry.

    H. CABOT LODGE III has served as a director of iStar Financial since
July 2000 and as Executive Vice President-- Investments since March 2000.
Mr. Lodge maintains primary responsibility for jointly overseeing iStar Financial's corporate tenant lease investment activity. Prior to joining iStar Financial, Mr. Lodge was a founder and principal of ACRE Partners LLC, a privately held firm focused on providing public and private corporations with highly structured, value-added financing for their corporate property assets. iStar Financial acquired ACRE Partners in March 2000. Mr. Lodge served as chairman of Superconducting Core Technologies, Inc., a wireless communications company from 1995 to 1997 and prior to that was managing director and co-head of investments for W.P. Carey & Co., Inc. from 1983 to 1995. Mr. Lodge is a director of Meristar Hospitality Corporation, High Voltage Engineering Corporation and TelAmerica Media, Inc. Mr. Lodge graduated with honors from Harvard College and received his M.B.A. from Harvard Business School.

    WILLIS ANDERSEN, JR. has served as a director of iStar Financial since November 1999. Previously, Mr. Andersen served as a director of TriNet Corporate Realty Trust ("TriNet"), which was acquired by iStar Financial, since
June 1993. He is a real estate and REIT industry consultant with over 35 years of experience as an advisor, financial consultant and principal in the real estate industry. Mr. Andersen currently specializes in advisory work for publicly-traded real estate companies. Mr. Andersen's real estate career has involved work with Allied Properties Inc. of San Francisco; Bankoh Advisory Corp. of Honolulu; RAMPAC and ICM Property Investors, Inc., which were formerly NYSE-listed REITs; and Bedford Properties, Inc., a commercial property investment and development firm. He is an active member of the National Association of Real Estate Investment Trusts, and is a former governor and past president (1980-81) of this organization. He received his B.A. from the University of California at Berkeley.

    WILLIAM M. MATTHES has served as a director of iStar Financial (and its predecessor) since March 1998. Since April 1996, Mr. Matthes has been with Behrman Capital, a New York and San Francisco based private equity investment fund with in excess of $640 million of equity capital under management, as a partner since 1996 and managing partner since 1999. From July 1994 to April 1996, Mr. Matthes was employed as senior vice president and chief operating officer of Holsted Marketing, Inc., a credit card based direct marketing company. Mr. Matthes was a general partner of Brentwood Associates, a private equity investment firm from 1986 to July 1994, and previously was employed as an analyst at Morgan Stanley & Co., Inc. Mr. Matthes is a director of The Management Network Group, Condor Systems, Inc., Kinetics Holdings, Inc., Groundswell, Inc., Holsted Marketing, Inc., Holsted, Inc. and several other private companies. Mr. Matthes received an A.B. from Stanford University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

    JOHN G. MCDONALD has served as a director of iStar Financial since November 1999. Previously, Professor McDonald served as a director of TriNet since June 1993. He is the IBJ Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in subject areas including investment management, private equity, venture capital and corporate finance. He currently serves on the board of directors of Scholastic Corporation, Varian, Inc., Plum Creek Timber Co., Inc., and eight investment companies managed by Capital Research & Management Company.

    STEPHEN B. ORESMAN has served as a director of iStar Financial since November 1999. Previously, Mr. Oresman served as a director of TriNet since
June 1993. He has been the owner and president of Saltash, Ltd., a management consulting firm, since 1991. He was a partner and vice president of The Canaan Group consulting firm from 1988 to 1991. Mr. Oresman's early career included ten years in the manufacturing sector, first with Bausch & Lomb, Inc. in Rochester, New York, and later with Interlake Steel Corp. in Chicago. Subsequently,
Mr. Oresman joined Booz Allen & Hamilton Inc., where he spent 19 years, including ten years as managing officer of the firm's eastern region and five years as chairman of Booz Allen & Hamilton International, guiding the firm's activities outside of the U.S. Mr. Oresman later joined the advertising agency BBDO International, as president of the firm's independent marketing companies. Mr. Oresman is a member of the board of directors of Cleveland Cliffs, Inc. and of Technology Solutions Company. Mr. Oresman is a graduate and trustee emeritus of Amherst College and is a graduate of Harvard Business School.

    BARRY S. STERNLICHT has served as a director of iStar Financial (and its predecessor) since March 1994. Mr. Sternlicht is chairman of the Company's Investment Committee. Mr. Sternlicht was chief executive officer of iStar Financial's predecessor from September 1996 to November 1997, and was chairman of the board from September 1996 to April 2000. Mr. Sternlicht was also chairman of the Audit and Compensation Committees of iStar Financial's predecessor from March 1994 until December 1995. He is general manager of Starwood Capital Group, L.L.C. and has been the president and chief executive officer of Starwood Capital Group and its predecessor entities since he founded the company in 1991. In addition, Mr. Sternlicht is currently the chief executive officer and chairman of the board of directors of Starwood Hotels & Resorts Worldwide, Inc. and is a director of HealthMarket.com, the Greenwich YMCA and the Harvard Club in New York City. Mr. Sternlicht is on the board of governors of the National Association of Real Estate Investment Trusts and is a member of the Urban Land Institute and the National Multi Housing Council. Mr. Sternlicht is a member of the Young Presidents Organization and is on the board of directors of the Council for Christian and Jewish Understanding, WPBS/Channel 13, the Council for Corporate Philanthropy, the Center for Italy-U.S. Relations, the Juvenile Diabetes Foundation International and Junior Achievement for Fairfield County, Connecticut.

RECOMMENDATION REGARDING THE ELECTION OF DIRECTORS

    The Board of Directors recommends that you vote FOR the eight named nominees to be elected as directors of the Company.

                                  PROPOSAL 2:
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to ratification by the shareholders. The Company expects a representative of PricewaterhouseCoopers LLP to attend the annual meeting to make a statement, if he or she desires, and to respond to appropriate questions.

RECOMMENDATION REGARDING RATIFICATION OF THE APPOINTMENT OF
  PRICEWATERHOUSECOOPERS LLP

    The Board of Directors recommends that you vote FOR ratification of this appointment.

                               OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Shareholder proposals intended to be presented at the 2002 annual meeting must be sent in writing, by certified mail, return receipt requested, to the Company at its principal office, addressed to the Secretary of the Company, and must be received by the Company no later than January 1, 2002, for inclusion in the 2002 proxy materials.

DIRECTORS OF ISTAR FINANCIAL WHOSE TERMS EXPIRE IN 2002

    The following table sets forth the name, age and the position(s) with the Company (if any) currently held by each continuing Class I Director whose term expires at the 2002 annual meeting of shareholders of the Company:

NAME                                                AGE         TITLE
--------------------------------------------      --------      ----------------------
Jeffrey G. Dishner(1).......................         36         Director

Madison F. Grose(2).........................         47         Director

Robert W. Holman, Jr........................         57         Director

Robin Josephs(3)(4).........................         41         Director

Merrick R. Kleeman..........................         37         Director

George R. Puskar(1).........................         57         Director

Michael G. Medzigian(3)(4)..................         41         Director

--------------------------

(1) Member of Investment Committee.

(2) Member of Nominating and Governance Committee.

(3) Member of Audit Committee.

(4) Member of Compensation Committee.

    JEFFREY G. DISHNER has served as a director of iStar Financial (and its predecessor) since March 1998. Mr. Dishner has been a managing director or senior vice president of Starwood Capital Group, L.L.C. since September 1994. From 1993 through September 1994, Mr. Dishner was employed by the commercial mortgage finance group of J.P. Morgan & Co., and by JMB Realty Corporation from 1987 through 1991.

Mr. Dishner received a B.S. degree from the Wharton School and a M.B.A. from the Amos Tuck School at Dartmouth College.

    MADISON F. GROSE has served as a director of iStar Financial since
November 1999. Mr. Grose is a senior managing director and co-general counsel for Starwood Capital Group, L.L.C. Mr. Grose has had general oversight responsibilities for Starwood Capital Group's legal-related issues since 1992. Mr. Grose led the legal negotiations resulting in Starwood Capital Group's contribution of its multifamily portfolio to Equity Residential Properties Trust and had principal responsibilities for structuring the firm's investment in Starwood Hotels & Resorts Worldwide, Inc. and in iStar Financial. Mr. Grose has been a trustee or director of Starwood Hotels & Resorts since December 1994, and previously served as a trustee of iStar Financial's predecessor. Mr. Grose received a B.A. degree from Stanford University and a J.D. degree from UCLA School of Law.

    ROBERT W. HOLMAN, JR. has served as a director of iStar Financial since November 1999. Mr. Holman is the co-founder of TriNet, and served as its chief executive officer and co-chairman from its formation until May 1996, when he became chairman of the board. Mr. Holman was reappointed chief executive officer of TriNet in September 1998. He is the co-founder of TriNet's predecessor, Holman/Shidler Corporate Capital, Inc., and for ten years was its chief executive officer and chairman. Additionally, Mr. Holman has served as a senior executive, director or board advisor for numerous companies in the United States, Great Britain and Mexico in the finance, real estate, internet commerce, construction, building materials and travel industries. An economics graduate of the University of California at Berkeley, Mr. Holman received his M.A. degree with honors in economics and planning from Lancaster University in England, where he was a British Council Fellow, and was a Loeb Fellow at Harvard University.

    ROBIN JOSEPHS has served as a director of iStar Financial (and its predecessor) since March 1998. Ms. Josephs is the managing director of Ropasada, LLC, a private equity fund. Ms. Josephs was employed by Goldman Sachs from 1986 to 1996 in various capacities. Prior to working at Goldman, Ms. Josephs served as an analyst for Booz Allen & Hamilton Inc. in New York from 1982 to 1984.
Ms. Josephs received a B.S. degree in economics from the Wharton School and a M.B.A. from Columbia University.

    MERRICK R. KLEEMAN has served as a director of iStar Financial (and its predecessor) since March 1998. Mr. Kleeman is a senior managing director of Starwood Capital Group, L.L.C. Prior to joining Starwood Capital Group in August 1992, Mr. Kleeman was employed by the investment banking division of Merrill Lynch & Co. and by Coastal Management and Consultant, Inc., a real estate investment company. Mr. Kleeman received a B.A. degree in biology from Dartmouth College and a M.B.A. from Harvard Business School, where he was a Baker Scholar.

    GEORGE R. PUSKAR has served as a director of iStar Financial since
November 1999. Previously, Mr. Puskar served as a director of TriNet since January 1998. From June 1997 until June 2000, Mr. Puskar served as chairman of the board of Lend Lease Real Estate Investments (formerly known as ERE Yarmouth), the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company based in Sydney, Australia. From 1988 until June 1997, Mr. Puskar was chairman and chief executive officer of Equitable Real Estate Investment Management, Inc., where he was responsible for directing the business operations of a full service commercial real estate investment management company with approximately $30 billion in assets under management. Prior to its acquisition by Lend Lease Corporation in June 1997, Equitable Real Estate Investment Management, Inc. operated as a subsidiary of The Equitable Life Assurance Society of the United States. Mr. Puskar is a member of the Counselors of Real Estate. Mr. Puskar has served as a member of the board of directors of Carr Real Estate Investment Trust, a NYSE-listed REIT, from 1993 to 1997, and on an advisory board at Georgia State University.
Mr. Puskar has also served on the boards of the Urban Land Institute, the International Council of Shopping Centers, the National Council of Real Estate Fiduciaries and the National Realty Committee, and as chairman of a campaign to endow a real estate chair at Clark Atlanta University/ Morehouse College. Currently, he is active as the vice chairman of World Team Sports, an organization that specializes in unique athletic events with teams built around disabled athletes. Mr. Puskar received a B.A. degree from Duquesne University.

    MICHAEL G. MEDZIGIAN became a director of iStar Financial in February 2000. Mr. Medzigian is president and chief executive officer of Lazard Freres Real Estate Investors L.L.C. ("LFREI") and a managing director of Lazard Freres & Co. LLC ("Lazard Freres"). LFREI is the general partner of four private real estate funds, sponsored by Lazard Freres, which have invested nearly $3 billion of equity capital since 1994. Lazard Freres is a private investment bank with offices in 15 countries that is active in banking, asset management, capital markets and alternative investments. Mr. Medzigian was previously a founding partner of Olympus Real Estate Corporation, which during his tenure invested over $3 billion in a broad range of real estate assets, securities and operating companies. He was previously president of Cohen Realty Services, a Chicago-based real estate investment services firm, and he also founded and was national director of the Hospitality Consulting Practice at Deloitte & Touche.
Mr. Medzigian is a graduate of Cornell University and is a director of American Apartment Communities III, Inc., Atria Inc., Kapson Senior Quarters Corp., DP Operating Partnership, L.P., The American Seniors Housing Association and The Rubenstein Company, L.P. He is a member of the Cornell Real Estate Council, the Cornell Hotel Society, the National Multi Housing Council, the New York Hospitality Council, Inc., the Pension Real Estate Association, the Urban Land Institute and the Young President's Organization.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    Director Relationships

    Except as described in this paragraph and as described below under "Employment Agreements," no other arrangement or understanding exists between any director and any other person or persons pursuant to which any director was or is to be selected as a director or nominee. Each of Messrs. Dishner, Grose and Kleeman has agreed in writing to resign as a director at the request of Starwood Capital Group, L.L.C. or persons who control that entity.
Messrs. Dishner, Grose and Kleeman are employed by an entity controlled by Barry
S. Sternlicht, a director of the Company. Mr. Medzigian has agreed in writing to resign as a director at the request of Lazard Freres Real Estate Investors L.L.C. None of the directors, including the nominees, has any family relationship between them nor with any other director or executive officer of the Company.

    Report of the Audit Committee

    The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted and approved by the Board of Directors in 2000. A copy of the Audit Committee Charter is attached to this proxy statement as "Appendix A." Each of the members of the Audit Committee is independent as defined by the Audit Committee Charter and the New York Stock Exchange listing standards.

    The Audit Committee is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with management and independent auditors.

    In connection with the Company's financial statements for the fiscal year ended December 31, 2000, the Audit Committee has reviewed and discussed the Company's audited financial statements with management and the Company's independent auditors. We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEEs, as amended. We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEEs, as amended, and have discussed with the independent public accountants their independence.

    Based on the reviews and discussions referred to above, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements referred to above and we recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    SUBMITTED BY THE AUDIT COMMITTEE:

    Robin Josephs (Chairperson)
    Willis Andersen, Jr.
    Michael G. Medzigian
    Kneeland C. Youngblood

    On April 11, 2001, Mr. Youngblood resigned from the Audit Committee, concurrent with his resignation as a director of the Company (see "Resignation of Directors," below). Ms. Josephs and Messrs. Andersen and Medzigian currently serve on the Audit Committee, with Ms. Josephs serving as Chairperson. During 2000, there were seven meetings of the Audit Committee.

    Report of the Compensation Committee

    GENERAL. The Board of Directors of the Company has delegated to the Compensation Committee responsibility for overseeing certain aspects of the Company's executive compensation program. The Compensation Committee is composed exclusively of directors who are not employees of the Company or its subsidiaries or affiliates. The four directors whose names appear at the end of this report comprise the Compensation Committee.

    The principal responsibilities of the Committee are:

    - To review management's recommendations and advise management and the Board of Directors on broad compensation policies such as salary ranges, long-term incentive plans and equity-based compensation programs.

    - To recommend to the Board of Directors base salaries, cash incentive bonuses, equity-based incentive awards and other compensation for the Chief Executive Officer, the Chief Financial Officer and other executive officers of the Company.

    - To approve base salaries, cash incentive bonuses, equity-based incentive awards and other compensation for other officers and employees of the Company.

    - To administer the Company's Long Term Incentive Plan (the "Plan") in accordance with the provisions of the Plan.

    - To perform such other duties and responsibilities pertaining to compensation matters as may be assigned to the Committee by the Board of Directors or the Chairman of the Board of Directors.

    OBJECTIVES OF EXECUTIVE COMPENSATION. The Company's executive compensation program is designed to attract, retain and motivate key executives who will contribute to the Company's growth and profitability. The Company's compensation program has three principal elements: base salary, incentive bonuses and equity-based awards under the Plan. The Company's compensation program seeks to use these elements to provide competitive rewards to its officers and employees for achieving Company and individual performance goals. Additionally, in administering the compensation program, the Compensation Committee generally seeks to create a commonality of interest between the executives and the shareholders by linking the executive's total compensation to the performance of the Company.

    BASE SALARY. The Compensation Committee's policy is to set salaries at levels the Compensation Committee believes will attract, retain and motivate highly competent individuals. In establishing base salary levels for the Company's key executives, consideration is given to the executive's position and responsibility, experience, length of service with the Company, and overall performance, as well as the compensation practices of other companies in the markets where the Company competes for executive talent.

    INCENTIVE BONUSES. Annual cash bonus awards may be paid to officers and other eligible employees based on assessment of the Company's performance and individual employees' contributions to that performance, as well as the compensation practices of other competitive companies. Incentive bonuses are intended to reward employees for their performance during the past fiscal year and motivate their performance in future years.

    EQUITY-BASED AWARDS. Several types of stock awards are available to be granted under the Plan, including stock options and restricted stock awards. Stock options granted under the Plan are designed to provide long term performance incentives and rewards tied to the price of the Company's common stock and, generally, will vest over a period of three years. Because the value of stock options is directly tied to appreciation in the Company's stock price, the Compensation Committee views stock options as a means of aligning the interests of management and shareholders. Restricted share awards have also been made under the Plan. Equity-based awards are granted in accordance with the expected long-term contributions of the individual officer or other employee. The Plan limits the total number of shares reserved and available to be granted as options and other equity-based awards to no more than 9% of the Company's total outstanding shares of common stock, on a fully diluted basis. On the Record Date, the total number of unexercised options and other equity-based awards outstanding was equivalent to 6,117,867 shares of common stock, which represents 7.1% of the Company's total outstanding shares of common stock on such date.

    COMPENSATION COMMITTEE PROCEDURES. Generally, the Compensation Committee will meet at the beginning of each year to consider senior management's recommendations for base salary adjustments, incentive bonuses and equity awards for officers and other eligible employees. The Compensation Committee also meets periodically during the year to evaluate the performance of the Company and management relative to objectives and to perform its other functions. The Compensation Committee reports to the entire Board of Directors with respect to executive compensation matters and makes recommendations for approval by the full Board of Directors.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation Committee reviews the overall compensation of the Chief Executive Officer, including base salary, incentive bonus and equity-based awards, on an annual basis. In evaluating the Chief Executive Officer's compensation, the Compensation Committee considers several relevant factors, including: (1) the Company's general overall performance, including quantitative measures of enhanced shareholder value and subjective factors; (2) the Company's specific performance relative to investments, asset management, finance and overall management and strategic matters; (3) the Chief Executive Officer's individual contributions to the performance of the Company; and (4) the compensation practices of comparable companies in the markets where the Company competes for executive talent. Based on its evaluation, the Compensation Committee makes appropriate recommendations to the Board of Directors regarding the Chief Executive Officer's compensation.

    SUBMITTED BY THE COMPENSATION COMMITTEE:

    William M. Matthes (Chairperson)
    Robin Josephs
    John G. McDonald
    Michael G. Medzigian

    The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

    Ms. Josephs and Messrs. Matthes, McDonald and Medzigian currently serve on the Compensation Committee, with Mr. Matthes serving as Chairman. During 2000, there were ten meetings of the Compensation Committee.

    The Nominating and Governance Committee

    The Nominating and Governance Committee (the "Nominating Committee") is responsible for recommending to the Board of Directors individuals to serve as directors and officers of the Company. The Nominating Committee may also consider nominees for election as directors made by shareholders and delivered to the Secretary of the Company. The Nominating Committee is also responsible for considering and recommending to the Board of Directors other actions relating to corporate governance matters. On April 11, 2001, Mr. Youngblood resigned from the Nominating Committee, concurrent with his resignation as a director of the Company (see "Resignation of Directors," below). Messrs. Grose and Oresman currently serve on the Nominating Committee. The Company shall appoint a new Chairperson as soon as practicable. During 2000, there were three meetings of the Nominating Committee.

    The Investment Committee

    The Board of Directors has delegated to the Investment Committee the authority to authorize transactions by the Company of between $30 million and $50 million. Messrs. Sugarman, Dishner, Haber, Puskar and Sternlicht currently serve on the Investment Committee, with Mr. Sternlicht serving as Chairperson. During 2000, there were two meetings of the Investment Committee.

    Attendance of Board of Directors

    During the fiscal year ended December 31, 2000, the Board of Directors held 13 meetings. All directors attended at least 75% of all Board meetings and applicable committee meetings.

    Resignation of Directors

    During 2000, the Nominating Committee conducted a study regarding the optimal size of iStar Financial's Board of Directors considering, among other things, the scope, size and type of iStar Financial's business, including its market capitalization. As a result of the study, the Nominating Committee recommended that the size of the Board of Directors be reduced from 17 directors to between nine and 12 directors over time. Consequently, Kneeland C. Youngblood and Jonathan D. Eilian resigned from the Board of Directors on April 11, 2001. The Board of Directors intends to continue to function at this reduced size and to evaluate further reductions in the future.

EXECUTIVE OFFICERS AND OTHER OFFICERS

    Information for Jay Sugarman and Spencer B. Haber, the executive officers of the Company, and H. Cabot Lodge III, an officer of the Company, is contained above under the heading "Election of Directors." Information with regard to certain other key employees of the Company is set forth below. All officers of the Company serve at the pleasure of the Board of Directors and are customarily appointed as officers at the annual meeting of the Board of Directors held following each annual meeting of shareholders.

    NINA B. MATIS has served as General Counsel of iStar Financial (and its predecessor) since 1996 and Executive Vice President since November 1999.
Ms. Matis is responsible for legal, tax, structuring and regulatory aspects of iStar Financial's operations and investment and financing transactions.
Ms. Matis is a partner in the law firm of Katten Muchin Zavis and serves as a member of the firm's executive committee, board of directors and national compensation committee, and has represented iStar Financial and its principal shareholders for more than five years. In addition, from 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. Ms. Matis is a director for Burnham Pacific, Inc. and a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago, and she is listed in both The Best Lawyers of America and Sterling's Who's Who. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law.

    TIMOTHY J. O'CONNOR has served as Chief Operating Officer of iStar Financial (and its predecessor) since March 1998 and Executive Vice President since
March 2000. Mr. O'Connor is responsible for developing and managing iStar Financial's asset management and due diligence operations, participating in the evaluation and approval of new investments and coordinating iStar Financial's information systems. Previously, Mr. O'Connor was a vice president of Morgan Stanley & Co. responsible for the performance of more than $2 billion of assets acquired by the Morgan Stanley Real Estate Funds. Prior to joining Morgan Stanley, Mr. O'Connor was a vice president of Greystone Realty Corporation involved in the firm's acquisition and asset management operations. Previously, Mr. O'Connor was employed by Exxon Co. USA in its real estate and engineering group. Mr. O'Connor is a member of the International Council of Shopping Centers, the Institute of Real Estate Management and the Buildings Owners and Managers Association, and is a former vice president of the New York City/Fairfield County chapter of the National Association of Industrial and Office Parks. Mr. O'Connor received a B.S. degree from the United States Military Academy at West Point and a M.B.A. from the Wharton School.

COMPENSATION PAID TO EXECUTIVE OFFICERS AND OTHER OFFICERS

    The following table sets forth the compensation awarded, earned by, or paid to Messrs. Sugarman and Haber and iStar Financial's three other most highly compensated officers during the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998, respectively. For the fiscal year ended December 31, 1998, and for the period from January 1, 1999 to November 4, 1999, no officer of iStar

Financial received any compensation directly from the Company. All compensation paid to iStar Financial's officers in respect of their services rendered to the Company during these periods was paid by iStar Financial's former external advisor.

                                            ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                     ---------------------------------   ----------------------------------------------
                                                                         RESTRICTED     SECURITIES
                                                                           STOCK        UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY ($)   BONUS ($)   AWARDS (1)   OPTIONS (#)(2)   COMPENSATION ($)
-----------------------------------  --------   ----------   ---------   ----------   --------------   ----------------
Jay Sugarman.......................    2000      $225,000    $750,000    0            500,000          $0
  Chairman, Chief Executive Officer    1999      $225,000    $0           0            509,510           $0
  and President                        1998      $178,125    $0           0            0                 $0

Spencer B. Haber...................    2000      $225,000    $500,000    0            100,000          $0
  Executive Vice                       1999      $225,000    $0           9,023        152,853           $0
  President-- Finance and Chief        1998      $122,019    $225,000     0            254,755           $500,000  (3)
  Financial Officer

Timothy J. O'Connor(4).............    2000      $210,000    $0          12,405       50,000           $0
  Executive Vice President and         1999      $200,000    $0           12,111       59,443            $0
  Chief Operating Officer              1998      $151,667    $150,000     0            42,460            $0

Roger M. Cozzi(4)..................    2000      $150,000    $0          9,905        50,000           $0
  Senior Vice President                1999      $100,000    $0           7,982        59,443            $0
                                       1998      $ 79,167    $300,000     0            42,460            $0

Jeffrey R. Digel(4)................    2000      $200,000    $0          11,505       50,000           $0
  Executive Vice President             1999      $100,000    $0           10,049       16,984            $0
                                       1998      $100,000    $25,000      0            84,918            $0

--------------------------

(1) Pursuant to the Company's annual incentive bonus program, an employee may elect to receive his or her annual bonus in the form of shares of the Company's common stock, rather than cash, based on the fair market value of the common stock on the date of the bonus award. The shares are fully vested, but are subject to a restriction on transfer for one year from the date of the award. The amounts shown represent the number of shares issued to the named officers, after taxes and other applicable withholdings.

(2) The number of securities underlying options granted prior to November 3, 1999 has been adjusted to give effect to the one million share common stock dividend paid by the Company to each of its shareholders on that date.

(3) Represents a one-time signing bonus paid to the executive officer.

(4) Not considered an executive officer. Compensation provided for informational purposes only.

AGGREGATE OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES

    The following table presents information for the named officers relating to stock option exercises during 2000 and the value of unexercised stock options at the end of the year.

                                                                                             VALUE OF
                                                                  NUMBER OF SECURITIES    UNEXERCISED IN-
                                                                       UNDERLYING            THE-MONEY
                                         SHARES                   UNEXERCISED OPTIONS    OPTIONS AT FISCAL
                                        ACQUIRED       VALUE       AT FISCAL YEAR-END      YEAR-END ($)
                                           ON         REALIZED      (#) EXERCISABLE/       EXERCISABLE/
NAME                                  EXERCISE (#)     ($)(1)        UNEXERCISABLE       UNEXERCISABLE(2)
------------------------------------  ------------   ----------   --------------------   -----------------
Jay Sugarman........................  0              $0           0/1,009,510            0/$3,937,241
Spencer B. Haber....................  254,755        $1,472,484   0/252,853              0/$1,040,447
Timothy J. O'Connor.................  28,306         $166,695     0/123,063              0/$503,565
Roger M. Cozzi......................  28,306         $166,695     0/123,063              0/$503,565
Jeffrey R. Digel....................  56,612         $327,217     0/95,290               0/$365,603

--------------------------

(1) Based on market value of underlying securities at exercise, minus the option exercise price.

(2) Based on market value of underlying securities on December 29, 2000, minus the option exercise price.

STOCK OPTION GRANTS IN 2000

    The following table sets forth information for the named officers relating to stock option grants during 2000 under the Company's 1996 Long Term Incentive Plan.

                                           PERCENT OF
                             NUMBER OF    TOTAL OPTIONS
                             SECURITIES    GRANTED TO
                             UNDERLYING     EMPLOYEES      EXERCISE     MARKET PRICE
                              OPTIONS       IN FISCAL        PRICE        ON GRANT     EXPIRATION   GRANT DATE
NAME                         GRANTED(1)       YEAR        (PER SHARE)       DATE          DATE       VALUE(2)
---------------------------  ----------   -------------   -----------   ------------   ----------   ----------
Jay Sugarman...............  500,000          28.2%         $16.875        $16.875      1/3/2010    $232,221
Spencer B. Haber...........  100,000           5.6%         $16.875        $16.875      1/3/2010    $46,444
Timothy J. O'Connor........  50,000            2.8%         $16.875        $16.875      1/3/2010    $23,222
Roger M. Cozzi.............  50,000            2.8%         $16.875        $16.875      1/3/2010    $23,222
Jeffrey R. Digel...........  50,000            2.8%         $16.875        $16.875      1/3/2010    $23,222

--------------------------

(1) All options were granted effective January 3, 2000 and vest in equal annual installments over three years. In the event the employee's employment is terminated without cause, or on a change of control of the Company, the options will become immediately vested. Each option has a ten year term and will expire earlier in the event the employee's employment terminates (in such event, the expiration date depends upon the reason for the termination).

(2) Values have been calculated using the Black-Scholes option pricing model assuming a 26.8% volatility rate, a 5.3% U.S. Treasury rate and a 13.5% dividend yield.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee oversees, reviews and approves the compensation of the directors and officers of the Company. The Compensation Committee also administers the Company's incentive plans. Ms. Josephs and Messrs. Matthes, McDonald and Medzigian currently serve on the Compensation Committee, with Mr. Matthes serving as Chairperson.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

DIRECTORS' COMPENSATION

    The directors who are officers or employees of iStar Financial or Starwood Capital Group, L.L.C. do not receive any compensation from iStar Financial. Each other director currently receives a fee of $20,000 per year, which is paid quarterly. Those other directors also receive an additional fee of $2,000 for each meeting of the iStar Financial Board of Directors which he or she attends in person, $1,000 for each meeting of the iStar Financial Board of Directors which he or she attends telephonically, and $1,000 ($1,500 for chairperson) for each committee meeting which he or she attends, either personally or telephonically. Directors are also reimbursed for reasonable expenses incurred in attending meetings or incurred as a result of other work performed for iStar Financial. Each director who is not an officer or employee of iStar Financial or Starwood Capital Group is also granted annually an option to buy 10,000 shares of the Company's common stock at an exercise price equal to the market price on the date of the grant. Those options are immediately exercisable.

    iStar Financial and each of its directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that iStar Financial will indemnify the directors and the executive officers to the fullest extent permitted by iStar Financial's Amended and Restated Charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of iStar Financial, or by reason of their serving as a director, officer or agent of another company at the request of iStar Financial. iStar Financial will not indemnify the directors and executive officers if it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful. In addition, iStar Financial will not indemnify the directors and executive officers for a proceeding brought by a director or officer against the Company, except to enforce indemnification. If an amendment to the Amended and Restated Charter or Maryland law with respect to removal of limitations on indemnification is approved, the indemnification agreements will be amended accordingly. iStar Financial is not required to indemnify any director or executive officer for liabilities: (1) for which he or she has already been unconditionally reimbursed from other sources; or (2) resulting from an accounting of profits under Section 16(b) of the Securities Exchange Act of 1934. In addition, iStar Financial has obtained director and officer insurance for its directors and executive officers.

EMPLOYMENT AGREEMENTS

    Mr. Haber is a party to a letter agreement which sets forth the terms of his services to iStar Financial. The letter agreement provides that Mr. Haber's employment is at will and may be terminated by Mr. Haber or iStar Financial at any time, with or without cause. Mr. Haber is entitled to an annual salary of at least $225,000 and a discretionary annual bonus equal to at least 100% of his annual base salary. Mr. Haber is also entitled to participate in benefit programs at the same level as other employees at his level. The agreement provides that if Mr. Haber is terminated without cause, he will receive severance in the amount of one times his base salary and bonus. All options granted to Mr. Haber will be exercisable for one year after termination of his employment, unless he is terminated for cause.

    The Compensation Committee, on behalf of the Company, is currently in the process of negotiating employment agreements with Messrs. Sugarman and Haber which, if finalized, are expected to have terms of at least three years.

PERFORMANCE GRAPH

    The following graph compares the total cumulative shareholder return on the Company's common stock from December 31, 1995 to December 31, 2000 to that of:
(1) Standard & Poor's 500 Index (the "S&P 500"); and (2) the Russell 1000 Financial Services Index (the "Russell Index"), a capitalization-weighted index of 1,000 companies that provide financial services.

                                  DEC-95     DEC-96     DEC-97      DEC-98      DEC-99     DEC-00
                                 --------   --------   ---------   ---------   --------   --------
RUSSELL 1000 FINANCIAL
  SERVICES.....................  100.00%    129.54%     191.50%     208.71%    215.43%    271.95%
S&P 500 INDEX..................  100.00%    122.96%     163.98%     210.85%    255.22%    231.98%
THE COMPANY....................  100.00%    350.00%    1225.00%    2045.03%    613.99%    808.07%

------------------------

* On June 12, 1998, the Frank Russell Company announced that the Company would be included in the Russell 1000 and Russell 3000 equity indices. From the time of the Company's inclusion in the Russell indices through the time of the announcement that the Company had agreed to acquire TriNet, the reported stock price of the Company was highly volatile, and trading volume relatively low due to the very limited number of shares available for trading at that time. Specifically, the Company believes that index funds that were required to mirror the Russell indices' performance purchased a large portion of the limited number of shares of the Company's common stock available in the public float. Those purchases, combined with the limited availability of the shares at that time, resulted in a dramatic increase in the "market" price for the common stock shortly after the June 12 announcement.

ACCOUNTING FEES AND SERVICES

    Fees paid to PricewaterhouseCoopers LLP, the Company's independent auditors, during the last fiscal year were as follows:

    Audit Fees: $415,900 for professional services rendered in the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q.

    Other Fees:  $565,300 for other professional services.(1)

    The Audit Committee has determined that the provision of non-audit services by the Company's independent auditors is compatible with maintaining the accounting firm's independence.

------------------------

(1) Other Fees includes tax return preparation services, transaction services in connection with the STARS financing transaction, due diligence services in connection with specific investments and services in connection with various Company registration statements and other SEC filings.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information available to the Company as of April 16, 2001 with respect to any common stock owned by the directors and executive officers of the Company, and any individual or group of shareholders known to be the beneficial owner of more than five percent of the issued and outstanding common stock. This table reflects options that are exercisable within 60 days of the date of this proxy statement. There are no other directors, nominees for director or executive officers of the Company who beneficially own common stock.

                                                               COMMON STOCK        PERCENTAGE OF
                                                               BENEFICIALLY        COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                           OWNED             OUTSTANDING
------------------------------------------------------------  --------------       -------------
Starwood Opportunity Fund II, L.P.(2)(29)...................  272,759                  *
B Holdings, L.L.C.(2).......................................  545,518                  *
Starwood Mezzanine Investors, L.P.(2).......................  10,962,886                12.8%
Starwood Mezzanine Holdings, L.P.(2)(3).....................  10,962,886                12.8%
Starwood Capital Group I, L.P.(2)(4)........................  11,235,645                13.1%
BSS Capital Partners, L.P.(2)(5)............................  11,235,645                13.1%
Sternlicht Holdings II, Inc.(2)(6)..........................  11,235,645                13.1%
SOFI-IV SMT Holdings, L.L.C.(2).............................  41,854,934                48.7%
Starwood Opportunity Fund IV, L.P.(2)(7)....................  41,854,934                48.7%
SOFI IV Management, L.L.C.(2)(8)............................  41,854,934                48.7%
Starwood Capital Group, L.L.C.(2)(9)(10)....................  42,135,693                48.7%
Lazard Freres Real Estate Fund II L.P.(32)..................  3,031,519   (34)           3.5%
Lazard Freres Real Estate Offshore Fund II L.P.(33).........  1,916,999   (34)           2.2%
LF Offshore Investment L.P.(33).............................  1,164,647   (34)           1.4%
Barry S. Sternlicht(11).....................................  54,908,225  (12)(13)      63.9%
Jay Sugarman(14)............................................  948,102     (15)           1.1%
Spencer B. Haber(14)........................................  609,644     (16)         *
Willis Andersen, Jr.(23)....................................  61,796      (27)         *
Jeffrey G. Dishner(2).......................................  261,130     (21)         *
Madison F. Grose(2).........................................  191,986     (22)         *
Robert W. Holman, Jr.(23)...................................  533,856     (24)         *
Robin Josephs(17)...........................................  15,400      (18)         *
Merrick R. Kleeman(2).......................................  356,984     (21)         *
H. Cabot Lodge III(30)......................................  127,391     (31)         *
William M. Matthes(19)......................................  15,095      (20)         *
John G. McDonald(23)........................................  66,400      (28)         *
Michael G. Medzigian(14)....................................  3,031,519   (26)           3.5%
Stephen B. Oresman(23)......................................  52,895      (28)         *
George R. Puskar(23)........................................  36,650      (25)         *
All executive officers, directors and nominees for director
  as a group (15 persons)**.................................  61,217,073                71.2%

--------------------------

*   Less than 1.0%

** Includes 53,371,338 shares held by Starwood Mezzanine Investors, L.P., B Holdings, L.L.C. and SOFI-IV SMT Holdings, L.L.C., in the aggregate, as to which beneficial ownership is disclaimed. If these shares were excluded, the percentage of common stock outstanding owned by all executive officers, directors and nominees for director as a group would have been 9.5%.

1. Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

2.  591 West Putnam, Greenwich, CT 06830.

3. Starwood Mezzanine Holdings, L.P. is a general partner of Starwood Mezzanine Investors, L.P., and as such shares voting and dispositive power of the shares of common stock owned by Starwood Mezzanine Investors, L.P. Starwood Mezzanine Holdings, L.P. disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

4. Starwood Capital Group I, L.P. is: (1) a general partner of Starwood Mezzanine Investors, L.P.; and (2) the general partner of Starwood Mezzanine Holdings, L.P., which is the other general partner of Starwood Mezzanine Investors, L.P., and as such shares voting and dispositive power of the shares of common stock owned by Starwood Mezzanine. Starwood Capital Group I, L.P. is the general partner of Starwood Opportunity Fund II, L.P., which is a member of B Holdings, L.L.C., and as such shares voting and dispositive power of the shares of common stock owned by B Holdings, L.L.C. Starwood Capital Group I, L.P. disclaims beneficial ownership of all such shares except to the extent of its pecuniary interest therein.

5. BSS Capital Partners, L.P. is the general partner of Starwood Capital Group I, L.P., which is: (1) a general partner of Starwood Mezzanine Investors, L.P.; (2) the general partner of Starwood Mezzanine Holdings, L.P., which is the other general partner of Starwood Mezzanine Investors, L.P.; and (3) a general partner of Starwood Opportunity Fund II, L.P., which is a member of B Holdings, L.L.C., and as such, BSS Capital Partners, L.P. shares voting and dispositive power of the shares of common stock owned by Starwood Mezzanine Investors, L.P. and B Holdings, L.L.C. BSS Capital Partners, L.P. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

6. Sternlicht Holdings II, Inc. is the general partner of BSS Capital Partners, L.P., which is the general partner of Starwood Capital Group I, L.P., which is: (1) a general partner of Starwood Mezzanine Investors, L.P.; (2) the general partner of Starwood Mezzanine Holdings, L.P., which is the other general partner of Starwood Mezzanine Investors, L.P.; and (3) a general partner of Starwood Opportunity Fund II, L.P., which is a member of B Holdings, L.L.C., and as such,as such Sternlicht Holdings II, Inc. shares voting and dispositive power of the shares of common stock owned by Starwood Mezzanine Holdings, L.P. Sternlicht Holdings II, Inc. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

7. Starwood Opportunity Fund IV, L.P. is the sole member and manager of SOFI-IV SMT Holdings, L.L.C. and as such shares voting and dispositive power of the shares of common stock owned by SOFI-IV, SMT Holdings, L.L.C. Starwood Opportunity Fund IV, L.P. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

8. SOFI IV Management, L.L.C. is the general partner of Starwood Opportunity Fund IV, L.P., which is the sole member and manager of SOFI-IV SMT Holdings, L.L.C., and as such shares voting and dispositive power of the shares of common stock owned by SOFI-IV SMT Holdings, L.L.C. SOFI IV Management, L.L.C. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

9. Starwood Capital Group, L.L.C. is the general manager of SOFI IV Management, L.L.C., which is the general partner of Starwood Opportunity Fund IV, L.P., which is the sole member and general manager of SOFI-IV SMT Holdings, L.L.C.; as such Starwood Capital Group shares voting and dispositive power of the shares of common stock owned by SOFI-IV SMT Holdings, L.L.C. Starwood Capital Group disclaims beneficial ownership of such shares except to the extent of its pecuniary interest herein.

10. Starwood Capital Group, L.L.C. is a member of B Holdings, L.L.C., and as such, shares voting and dispositive power of the shares of common stock owned by B Holdings, L.L.C. Starwood Capital Group, disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

11. 591 West Putnam, Greenwich, CT 06830.

12. Mr. Sternlicht directly owns 1,536,887 shares of common stock. Based upon the Securities and Exchange Commission's definition of "beneficial ownership," Mr. Sternlicht is deemed to be the beneficial owner of 53,371,338 additional shares of common stock. These additional shares include 10,969,886 shares directly owned by Starwood Mezzanine Investors, L.P., a private investment fund whose investors include pension funds and other accredited investors, 545,518 shares directly owned by B Holdings, L.L.C. and 41,854,934 shares directly held by SOFI-IV SMT Holdings, L.L.C., a private investment fund whose investors include pension funds and other accredited investors. Beneficial ownership of these additional shares is attributed to Mr. Sternlicht by virtue of his interests in Sternlicht Holdings II, Inc., of which Mr. Sternlicht is a 100% owner, and Starwood Capital Group, L.L.C., of which Mr. Sternlicht is the general manager.
    Mr. Sternlicht shares voting and dispositive power of all of the shares of common stock beneficially owned by Sternlicht Holdings II, Inc. and Starwood Capital Group. Mr. Sternlicht disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

13. Mr. Sternlicht is the general manager of Starwood Capital Group, L.L.C., which is a member of B Holdings, L.L.C., and as such, shares voting and dispositive power of the shares of common stock owned by B Holdings,

    L.L.C. Sternlicht disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

14. iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, NY 10036.

15. Includes 167,900 shares of common stock subject to options that are exercisable within 60 days.

16. Includes 186,186 shares of common stock subject to options that are exercisable within 60 days.

17. 1420 North Lake Shore Drive, Chicago, IL 60610.

18. Includes 15,095 shares of common stock issuable upon the exercise of outstanding options and 303 shares of common stock owned by Ms. Josephs' spouse.

19. 4 Embarcadero Center, Suite 3640, San Francisco, CA 94111.

20. Includes 15,095 shares of common stock issuable upon the exercise of outstanding options.

21. Includes 308 shares of common stock subject to options that are exercisable within 60 days.

22. Includes 205 shares of common stock subject to options that are exercisable within 60 days.

23. iStar Financial Inc., One Embarcadero Center, San Francisco, CA 94111.

24. Includes 275,425 shares of common stock subject to options that are exercisable within 60 days.

25. Includes 23,800 shares of common stock subject to options that are exercisable within 60 days.

26. Mr. Medzigian is President and Chief Executive Officer of Lazard Freres Real Estate Investors L.L.C. ("LFREI") and a Managing Director of Lazard
    Freres & Co. L.L.C. ("LFC"). LFC is the managing member of LFREI. LFREI is the sole general partner of Lazard Freres Real Estate Fund II L.P. ("Onshore"). Onshore beneficially owns 3,031,519 shares of the Company that may be acquired upon exercise of warrants. Mr. Medzigian disclaims any and all beneficial ownership of the shares except to the extent of his indirect pecuniary interest as an officer and director of LFREI and LFC.

27. Includes 44,500 shares of common stock subject to options that are exercisable within 60 days.

28. Includes 51,400 shares of common stock subject to options that are exercisable within 60 days.

29. Starwood Opportunity Fund II, L.P. is a member of B Holdings, L.L.C., and as such, shares voting and dispositive power of the shares of common stock owned by B Holdings, L.L.C. Starwood Opportunity Fund II, L.P. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

30. iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, NY 10036.

31. Includes 50,000 shares of common stock subject to options that are exercisable within 60 days.

32. 30 Rockefeller Center, New York, New York 10020.

33. c/o Maples & Calder, Attorneys-at-Law, Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies.

34. The common stock deemed to be beneficially owned by these holders reflects the shares of the Company that may be acquired by them upon exercise of warrants. The following information has been provided in a Schedule 13D filed with the Securities and Exchange Commission. LFREI, as the sole general partner of Onshore, and LFC, as the managing member of LFREI, may be deemed to beneficially own the warrants and the shares of common stock that Onshore may acquire upon exercise of its warrants. LFC disclaims beneficial ownership of the warrants and such shares of common stock. LFREI is also the investment adviser to Lazard Freres Real Estate Offshore Fund II L.P. ("Offshore I") and LF Offshore Investment, L.P. ("Offshore II") but has no right to bind them or otherwise direct their actions. LFREI disclaims beneficial ownership of the warrants and shares of common stock that Offshore I or Offshore II may acquire upon exercise of their respective warrants. LF Real Estate Investors Company ("LFREIC"), as the sole general partner of Offshore I and Offshore II, may be deemed to beneficially own the warrants and the shares of common stock that Offshore I and Offshore II may acquire upon exercise of their respective warrants.

RELATED PARTY TRANSACTIONS

    In July 2000, the Company entered into a stock option financing arrangement with Bank of America, N. A. whereby the Company guaranteed certain loans made by the bank to eight employees for the purpose of enabling the employees to exercise vested stock options. Neither Mr. Sugarman nor Mr. Haber were eligible for this program. Under this arrangement, the bank made loans to the employees in the aggregate principal amount of approximately $2,000,000. The loans are repayable in full at the end of a two-year term and bear interest at a fluctuating market rate equal to LIBOR plus 2.5%. The loans are fully recourse to the individual employees. These employees used the loan proceeds to exercise options to purchase an aggregate of 134,585 shares of the Company's common stock. Each employee has executed an agreement to reimburse the Company for any amounts the Company may be required to pay under the guaranteed loan and, as security for the reimbursement obligation, has pledged to the Company all of the shares purchased with the proceeds of the loan. The Company maintains possession of the pledged shares. The pledged shares have an aggregate current market value, as of April 3, 2001, of approximately $3,126,000. The Company is under no obligation to guarantee any additional loans to these employees or to extend this financing arrangement to other employees.

OTHER MATTERS

    The management of the Company does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their best judgment on such matters.

    The Company urges you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

                                          By Order of the Board of Directors

                                          [LOGO]
                                          Geoffrey Dugan
                                          Assistant Secretary of the Company
                                          New York, New York
                                          April 16, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

I. MEMBERSHIP:

    The Audit Committee (the "Committee") of iStar Financial Inc. (the "Company") shall be comprised of three or more members of the Board of Directors (the "Board"). Members of the Committee are appointed by the Board for one year terms. A chairman shall be designated by the Board. Each Committee member shall have the following qualifications:

    A. A Committee member shall have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company. Notwithstanding the above sentence, one member of the Committee may not be independent of the Company if the Board determines that membership on the Committee by such individual is required by the best interests of the Company and its shareholders, and the Board discloses in the next annual proxy statement subsequent to such determination the nature of the relationship and the reason for that determination.

    B. A Committee member shall be financially literate, as determined by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

    C. At least one member of the Committee shall have related financial management expertise, as determined by the Company's Board of Directors in its business judgment.

    D. A Committee member shall not be currently employed by the Company or have been employed by the Company in the three years prior to appointment of the Company or any of its affiliates.

    E. A Committee member shall not be, or have been in the past three years, a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Company, and the Committee member shall not have, or have had in the past 3 years, a direct business relationship with the Company, in either case, unless such business relationship is deemed not to interfere with the independent judgement of such member, as determined by the Company's Board in its business judgment.

    F. A Committee member shall not be an executive of another company where any of the Company's executives serve on that company's compensation committee.

    G. A Committee member shall not be the spouse, parent, child, sibling, mother in-law, father in-law, brother in-law or sister in-law, or share a house with a person who is or was within three years an executive officer of the Company.

II. FUNCTIONS:

    The Committee shall have the following responsibilities:

    A. Recommend and report to the Board on the appointment, nomination, evaluation and, where appropriate, removal of the independent auditor.

    B. To ensure that the independent auditor submits to the Committee, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Company.

    C. To actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and to recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

    D. To ensure that the Company's interim financial statements are reviewed by the independent auditor prior to filing such financial statements with the Securities and Exchange Commission.

    E. To submit to the Company, for inclusion in the Company's annual proxy statement, a Committee report that must include the following information:

        1. That the Committee has reviewed and discussed the audited financial statements with the Company.

        2. That the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61.

        3. That the Committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, and has discussed with the auditors the auditor's independence.

        4. Whether, based on the Committee's discussions with management and the auditors, it became aware of material misstatements or omissions in the financial statements.

        5. Whether, based on its discussions with management and the independent auditors, it recommended to the Board that the financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

        6.  The printed names of each of the Committee members.

    F. Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

    G. Review and discuss the results of the audit with both the independent auditors and managers.

    H. Review the Company's significant accounting principles, policies and practices.

    I. Review the Company's reporting policies and practices.

    J. Review the adequacy of management information systems, internal accounting and financial controls.

    K. Review the annual financial statements before their submission to the Board for approval.

    L. Review with both management and the independent auditor procedures and their execution established to:

        1. Prevent and uncover unlawful political contribution, bribes, unexplained and unaccounted for payments to intermediaries (foreign or American).

        2. Ascertain whether there are any unaccounted for off-book transactions.

        3. Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.)

    M. Approve the performance of professional services provided by the independent auditors, including audit and non-audit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors.

    N. Review annually internal and external audits of employee benefit plans of the Company (including subsidiaries).

    O. Review annually with the independent auditor its audit of the Company pension plans, if any, to determine that there are proper procedures to insure compliance with all relevant laws and regulations.

    P. Review annually adequacy of the Company's insurance.

    Q. Review annually adequacy of protection of technology, including:

       - physical security

       - patent and trademark program

       - proprietary information

    R. Review annually policies, and compliance with policies, relating to legal matters, conflict of interest, etc.

    S. Review quarterly with the Chief Financial Officer and the independent auditor the Company's hedging activities and policies and the Company's loan/loss reserves.

    T. Approve any and all hedging instruments with notional amounts of $50 million or more and approve the loss reserve.

III. MINUTES:

    Minutes will be kept of each meeting of the Committee and will be provided to each member of the Board. Any action of the Committee shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

IV. AMENDMENTS:

    This Audit Committee Charter may be amended in whole or in part with the vote or consent of a majority of the Board.

                                      PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OR
                            THE BOARD OF DIRECTORS OF
                              iSTAR FINANCIAL INC.
                     1114 AVENUE OF THE AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2001. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF iSTAR FINANCIAL INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

The undersigned holder of common stock, Series B Cumulative Redeemable Preferred Stock, Series C Cumulative Redeemable Preferred Stock or Series D Cumulative Redeemable Preferred Stock of iStar Financial Inc., a Maryland corporation (the "Company"), hereby appoints Jay Sugarman and Spencer B. Haber, or either of them, with full power of substitution in each, to attend and to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on May 17, 2001, at 9:00 a.m. local time, at The Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, 10019 and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy heretofore given with respect to such meeting. Capitalized terms not otherwise defined have the meanings given in the proxy statement to which this proxy relates.


[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                                       FOR     WITHHELD
                                                       ---     --------

1.    The election of eight members of the             [ ]       [ ]
      Board of Directors.

      Nominees: Jay Sugarman, Spencer B. Haber,
      H. Cabot Lodge III, Willis Andersen, Jr.,
      William M. Matthes, John G. McDonald,
      Stephen B. Oresman and Barry S. Sternlicht.

      For, except vote withheld from the following nominee(s):


      ---------------------------------------------

                                                       FOR    AGAINST   ABSTAIN
                                                       ---    -------   -------

2.   Ratification of the appointment of                [ ]      [ ]       [ ]
     PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ended December 31, 2001.

     In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the annual meeting or any adjournment or postponement thereof.

                                    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION
                                    OF THE PROXY HOLDER ON ANY OTHER MATTER
                                    THAT MAY PROPERLY COME BEFORE THE MEETING
                                    OR ANY ADJOURNMENT OR POSTPONEMENT
                                    THEREOF. The undersigned shareholder may revoke this proxy at any time before the votes are cast by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement.

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                    PROMPTLY USING THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                                    Please date and sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                                    -------------------------------------------

                                    -------------------------------------------
                                    Signature (s)                     Date